As filed with the Securities and Exchange Commission on May 16, 2008
                                                       Registration No. 333-
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                Hess Corporation
             (Exact name of registrant as specified in its charter)

                                   ----------

                   Delaware                              13-4921002
       (State or other jurisdiction of                (I.R.S. Employer
        incorporation or organization)               Identification No.)

         1185 Avenue of the Americas,
                 New York, NY.                             10036
   (Address of Principal Executive Offices)              (Zip Code)

                                Hess Corporation
                          2008 Long-Term Incentive Plan
                            (Full title of the plan)

                                   ----------

                           J. Barclay Collins II, Esq.
                  Executive Vice President and General Counsel
                                Hess Corporation
                           1185 Avenue of the Americas
                               New York, NY 10036
                                 (212) 997-8500
                     (Name and address of agent for service)

                                   ----------

                                 (212) 997-8500
          (Telephone number, including area code, of agent for service)

                                   ----------

                                    Copy to:
                                Kevin Keogh, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                               Tel: (212) 819-8200
                               Fax: (212) 354-8113

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer  [X]                      Accelerated filer         [ ]
Non-accelerated filer    [ ]                      Smaller reporting company [ ]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

                                                                  Proposed maximum       Proposed maximum
          Title of securities                 Amount to be         offering price       aggregate offering         Amount of
            to be registered                   registered             per share               price            registration fee
---------------------------------------     --------------        ----------------     -------------------     ----------------
Common Stock, par value $1.00
       Shares not previously registered          9,000,000(1)     $         114.48(2)  $  1,030,320,000.00(2)  $      40,491.58
       Shares previously registered              4,000,000(1)(3)               N/A(3)                  N/A(3)               N/A(3)
                                            --------------        ----------------     -------------------     ----------------
Total:                                          13,000,000        $         114.48(2)  $  1,030,320,000.00(2)  $      40,491.58
                                            --------------        ----------------     -------------------     ----------------

(1) This Registration Statement covers an aggregate of 13,000,000 shares of common stock, par value $1.00 per share (the "Common Stock") of Hess Corporation (the "Registrant") for offer or sale under the Registrant's 2008 Long-Term Incentive Plan (the "New Plan"), including (i) 4,000,000 shares of Common Stock (the "Carried-Over Shares"), which were previously registered under Registration Statement No. 333-115844, as filed with the Securities and Exchange Commission (the "Commission") on May 25, 2004 (the "Prior Registration Statement"), for offer or sale under the Amerada Hess Corporation Second Amended and Restated 1995 Long-Term Incentive Plan (the "Prior Plan") and which may now be issued under the New Plan and (ii) 9,000,000 shares of Common Stock not previously registered under the Securities Act of 1933, as amended (the "Securities Act"). In addition, pursuant to Rule 416(a) under the Securities Act, this Registration Statement also includes an indeterminate number of shares that may be offered and sold as a result of anti-dilution provisions described in the New Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange, Inc., on May 12, 2008.

(3) The filing fee in connection with the Carried-Over Shares registered under the Prior Registration Statement was previously paid by the Registrant. No filing fee with respect to the Carried-Over Shares is required in accordance with Interpretation 89 under Section G of the Securities and Exchange Commission Division of Corporate Finance Manual of Publicly Available Telephone Interpretations (July 1997) and Instruction E to the General Instructions to Form S-8.

================================================================================

                                EXPLANATORY NOTE

     Hess Corporation (the "Registrant") has filed this Registration Statement to register under the Securities Act of 1933, as amended (the "Securities Act"), the offer and sale of (i) 9,000,000 shares of Common Stock, par value $1.00 per share (the "Common Stock"), of the Registrant, not previously registered, pursuant to the Registrant's 2008 Long-Term Incentive Plan (the "New Plan"), and
(ii) up to 4,000,000 shares of Common Stock of the Registrant, which were previously registered (as further described below), pursuant to the Amerada Hess Corporation Second Amended and Restated 1995 Long-Term Incentive Plan (the "Prior Plan") under Registration Statement No. 333-115844, as filed with the Securities and Exchange Commission (the "Commission") on May 25, 2004, (the "Prior Registration Statement").

     On March 5, 2008, the Board of Directors adopted, subject to shareholder approval, the New Plan. On May 7, 2008, the New Plan was approved by the shareholders at the Registrant's annual meeting of shareholders. The Registrant desires to have an aggregate of 13,000,000 shares of Common Stock registered hereunder and issuable pursuant to the New Plan, including those shares of Common Stock described above whose offer and sale were registered under the Prior Registration Statement. The shares carried over from the Prior Registration Statements are no longer available for new awards under the Prior Plan. This Registration Statement registers 9,000,000 shares of Common Stock, not previously registered, under the New Plan. In addition, this Registration Statement registers up to 4,000,000 shares of Common Stock which were previously registered under the Prior Registration Statement for offer or sale under the Prior Plan and which may be offered or sold under the New Plan (the "Carried-Over Shares"). Any shares of Common Stock previously registered under the Prior Registration Statement and not utilized as Carried-Over Shares will remain registered under the Prior Registration Statement. Pursuant to Rule 416(a) of the Securities Act, this Registration Statement also covers any additional shares of the Registrant's Common Stock that become issuable under the New Plan and the Prior Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant's Common Stock.

     Consequently, in accordance with the Interpretation 89 under Section G of the Securities and Exchange Commission Division of Corporate Finance Manual of Publicly Available Telephone Interpretations (July 1997) and Instruction E to the General Instructions to Form S-8: (a) the Registrant is carrying over the Carried-Over Shares from the Prior Registration Statement, and (ii) registering the offer and sale of 9,000,000 new shares of Common Stock, of which all 13,000,000 shares may be offered and sold under the New Plan pursuant to this Registration Statement; and (b) the registration fee allocable to the Carried-Over Shares paid by the Registrant in connection with the Prior Registration Statement is carried over in this Registration Statement.

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                                        3

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

     As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b). Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by Hess Corporation (the "Registrant") with the Commission are incorporated by reference in this Registration Statement:


     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in paragraph (a) above; and

     (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement No. 333-110294 filed pursuant to the Securities Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed on Form 8-K.

     The Registrant will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to the General Counsel of the Registrant at its principal offices, 1185 Avenue of the Americas, New York, New York 10036, telephone (212) 997-8500.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable. The Registrant's common stock is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The General Corporation Law of the State of Delaware provides that a corporation is required to indemnify its present or former directors and officers against the actual and reasonable expenses (including attorneys' fees) incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

     As permitted by the General Corporation of the State of Delaware, the Registrant's by-laws provide that every person who is or was a director, officer or employee of the Registrant, or of any other corporation which he serves or served as such at the request of the Registrant, shall, in accordance with the by-laws of the Registrant but not if prohibited by law, be indemnified by the Registrant against reasonable expense and any liability paid or incurred by him in connection with or resulting from any threatened or actual claim, action, suit or proceeding (whether brought by or in the right of the Registrant or such other corporation or otherwise), civil, criminal, administrative or investigative, in which he may be involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Registrant or such other corporation, or by reason of any action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such expense or liability shall have been paid or incurred. To be entitled to indemnification, those persons must have been wholly successful in the claim or action or the board of directors must have determined, based upon a written finding of independent legal counsel or another independent referee, that such persons acted in good faith in what they reasonably believed to be the best interest of the Registrant and, in addition, with respect to any criminal action or proceeding, reasonably believed that his or her conduct was lawful.

     The Registrant's by-laws authorize the Registrant to advance funds for expenses to an indemnified person, but only upon receipt of an undertaking that he or she will repay the same if it is ultimately determined that such party is not entitled to indemnification or, if it is ultimately determined that he is to be indemnified under the Registrant's by-laws, to the extent that the advance exceeds the amount of the indemnification.

     The rights of indemnification provided by the by-laws of the Registrant are not exhaustive and are in addition to any rights to which a director, officer or employee may otherwise be entitled by contract or as a matter of law.

     In addition, pursuant to the General Corporation Law of the State of Delaware, the Registrant's restated certificate of incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability which would otherwise exist under applicable law
(i) for any breach of the director's duty of loyalty to the Registrant or its stockholders (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant maintains a standard policy of officers' and directors' liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

     The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 16, 2008.

                                             HESS CORPORATION


                                             By: /s/ J. Barclay Collins II
                                                 ----------------------------
                                                 Name:  J. Barclay Collins II
                                                 Title: Executive Vice President
                                                        and General Counsel

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John B. Hess, J. Barclay Collins II and John P. Rielly, each of them acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Hess Corporation (the "Company") to comply with the Securities Act and any rules, regulations or requirements of the Commission in respect thereof, including, without limitation, the power and authority to sign his or her name in any and all capacities (including his or her capacity as a Director and/or Officer of the Company) to (i) the Registration Statement on Form S-8 or such other form as may be appropriate and any amendments thereto (including post-effective amendments), to be filed with the Securities and Exchange Commission registering shares of common stock of the Company reserved for issuance pursuant to the Hess Corporation 2008 Long-Term Incentive Plan, and (ii) any and all instruments or documents filed as part of or in connection with such Registration Statement or any amendments thereto (including post-effective amendments); and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                              Title                                    Date
-------------------------------        ----------------------------------       ------------
/s/ John B. Hess                       Chairman of the Board and Chief          May 16, 2008
-------------------------------        Executive Officer
John B. Hess                           (Principal Executive Officer)


/s/ John P. Rielly                     Senior Vice President and Chief          May 16, 2008
-------------------------------        Financial Officer (Principal
John P. Rielly                         Financial and Accounting Officer)


/s/ J. Barclay Collins II              Director, Executive Vice President       May 16, 2008
-------------------------------        and General Counsel
J. Barclay Collins II


/s/ Nicholas F. Brady                  Director                                 May 16, 2008
-------------------------------
Nicholas F. Brady


/s/ Thomas H. Kean                     Director                                 May 16, 2008
-------------------------------
Thomas H. Kean

/s/ Frank A. Olson                     Director                                 May 16, 2008
-------------------------------
Frank A. Olson


/s/ Edith E. Holiday                   Director                                 May 16, 2008
-------------------------------
Edith E. Holiday


/s/ John H. Mullin                     Director                                 May 16, 2008
-------------------------------
John H. Mullin


/s/ John J. O'Connor                   Director                                 May 16, 2008
-------------------------------
John J. O'Connor


/s/ Craig G. Matthews                  Director                                 May 16, 2008
-------------------------------
Craig G. Matthews


/s/ Ernst H. von Metzsch               Director                                 May 16, 2008
-------------------------------
Ernst H. von Metzsch


/s/ F. Borden Walker                   Director                                 May 16, 2008
-------------------------------
F. Borden Walker


/s/ Robert N. Wilson                   Director                                 May 16, 2008
-------------------------------
Robert N. Wilson


/s/ Risa Lavizzo-Mourey                Director                                 May 16, 2008
-------------------------------
Risa Lavizzo-Mourey

                                INDEX TO EXHIBITS

Exhibit No.      Description of Exhibit
-------------    ---------------------------------------------------------------
    4.1          Restated Certificate of Incorporation of Registrant, including amendment thereto, dated May 3, 2006, incorporated by reference to Exhibit 3 of Registrant's Form 10-Q for the three months ended June 30, 2006 filed on August 8, 2006.

    4.2 Restated Certificate of Incorporation of Registrant, including amendment thereto, dated May 3, 2006 incorporated by reference to Exhibit 3 of Registrant's Form 10-Q for the three months ended June 30, 2006 filed on August 8, 2006.

     5           Opinion of White & Case LLP.

    23.1         Consent of Ernst & Young LLP.

    23.2 Consent of White & Case LLP (included in the Opinion of White & Case LLP filed as Exhibit 5).

     24 Powers of Attorney (included on the Signature Page of this registration statement).

     99 2008 Long-Term Incentive Plan of the Registrant, incorporated by reference to Annex B of the Definitive Proxy Statement on
                 Schedule 14A of the Registrant filed on March 27, 2008.

                                        9